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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Franklin Bank Corp.:

We consent to the inclusion in the Registration Statement of Franklin Bank Corp. on Form S-1, our report dated August 6, 2003, related to the balance sheet of Franklin Bank, S.S.B. as of April 9, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the period from January 1, 2002 through April 9, 2002; and our report dated February 7, 2002, related to the statements of financial condition of Franklin Bank, S.S.B. as of December 31, 2001 and 2000 and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and to the reference to our firm under the heading "Experts" included in such Registration Statement.

/s/ LOCKART, ATCHLEY AND ASSOCIATES, LLP
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Lockart, Atchley and Associates, LLP


Austin, Texas
August 14, 2003